EXECUTIVE SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT, made and entered into this 27th day of December 2002, by
                                                ----        --------------
and between Wilber National Bank, a bank organized and existing under the laws of the State of New York (hereinafter referred to as the "Bank"), and Alfred S. Whittet, an executive of the Bank (hereinafter referred to as the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank as its President and CEO; and

     WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the "Board") that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank in bringing the Bank to its present status of operating efficiency and present position in its field of activity;

     WHEREAS, the Executive's experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Executive's continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure the Executive's remaining in the Bank's employment during the Executive's lifetime or until the age of retirement;

     WHEREAS, it is the desire of the Bank that the Executive's services be retained as herein provided;

     WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or the Executive's beneficiary certain benefits in accordance with the terms and conditions hereinafter set forth;

     ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments pursuant to this Agreement to the Executive at retirement or, in the event of the Executive's Death, the Executive's beneficiary;

     FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

     NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.   EMPLOYMENT

     The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank, as provided for in that certain employment agreement between the Executive and the Bank dated as of January 1, 1998 (the "Employment Agreement") as such may be amended, modified, restated or superceded from time to time.

II.  FRINGE BENEFITS

     The Salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any Salary reduction plan or an arrangement deferring a bonus or a Salary increase. The Executive has no option to take any current payment or bonus in lieu of these Salary continuation benefits except as set forth hereinafter.

III. RETIREMENT DATE AND NORMAL RETIREMENT AGE

     A. Retirement Date:
        ----------------

     If the Executive remains in the continuous employ of the Bank, the Executive shall retire from active employment with the Bank on the January 1st nearest the Executive's sixty-third (63rd) birthday, unless by action of the Board of Directors his period of active employment shall be shortened or extended.

     B. Normal Retirement Age:
        ---------------------

     Normal Retirement Age shall mean the Executive's age at January 1, 2006. The Executive shall not be entitled to any additional or enhanced benefit under this Agreement if he elects to work past his Normal Retirement Age.

IV.  RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

     Upon said retirement the Bank, commencing with the first day of the month following the date of such retirement, shall pay the Executive an annual benefit equal to Fifty Thousand and 00/100 Dollars ($50,000) multiplied by the Executive's vested percentage determined pursuant to Paragraph VI, below, and any other annual benefits provided for hereunder shall be forfeited. Said benefit shall be paid in equal monthly installments (1/12 of the annual benefit) until the Executive's death at which time the benefits provided hereunder shall be reduced by 50% and paid in equal monthly installments (1/12 of the annual benefit) to the spouse (named in the Beneficiary Designation Form attached) if she survives the Executive until her death at which time the benefits provided hereunder shall cease. If the Executive should die prior to such retirement, a benefit equal to Twenty One Thousand and 00/100 Dollars ($21,000) multiplied by the Executive's vested percentage determined pursuant to Paragraph VI, below, and shall be paid in equal monthly installments (1/12 of the annual benefit) to the spouse (named in the Beneficiary Designation Form attached) until her death at which time the benefits provided hereunder shall cease. Any other annual benefit provided hereunder shall be forfeited.

V.   BENEFIT ACCOUNTING

     The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VI.  VESTING

     Executive's interest in the benefits that are the subject of this Agreement shall vest as provided for herein. The Executive's vested percentage shall be determined according to the following schedule:

     the Executive Retires during the period:         Vested Percentage:
     ----------------------------------------         ------------------

     on or prior to December 31, 2003                 25% (twenty-five percent)

     from January 1, 2004 through December 31, 2004   50% (fifty percent)

     from January 1, 2005 through December 31, 2005   75% (seventy-five percent)

     on or after January 1, 2006                      100% (one-hundred percent)

VII. OTHER TERMINATION OF EMPLOYMENT

     Subject to Subparagraph VII (i) hereinbelow, in the event that the employment of the Executive shall terminate prior to retirement, as provided in Paragraph III, or by the Executive's discharge by the Bank without cause, then this Agreement shall terminate upon the date of such termination of employment and the Bank shall pay to the Executive an annual benefit equal to 84% of the benefit described in Paragraph IV (without reduction for vesting pursuant to Paragraph VI) payable beginning at Normal Retirement Age (i.e., an annual benefit to the Participant equal to $42,000 and an annual surviving spouse benefit of $21,000, respectively).

          (i)  Discharge for Cause: In the event the Executive shall be
               -------------------
               discharged for cause at any time, all benefits provided herein shall be forfeited. The term "for cause" shall have the same meaning as set forth in Section 7(d) of the Employment Agreement. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Executive Plan.

VIII. CHANGE OF CONTROL

     For the purposes of this Agreement, "Change of Control" shall have the same meaning as set forth in Section 2 of that certain Severance Compensation Agreement between the Executive and The Wilber Corporation dated as of January 1, 1998 (the "Severance Agreement") as such may be amended, modified, restated or superceded from time to time. Upon a Change of Control, if the Executive subsequently suffers a Termination of Service (voluntary or involuntary), except for cause, then the Executive shall receive the benefits in Paragraph IV herein upon attaining Normal Retirement Age (Subparagraph III [B]), as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age.

IX.  RESTRICTIONS ON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary, or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and associated testing and supplying such additional information necessary to obtain such insurance or annuities.

X.   MISCELLANEOUS

     A. Alienabilitv and Assignment Prohibition:
        ----------------------------------------

          Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B. Binding Obligation of the Bank and any Successor in Interest:
        -------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C. Amendment or Revocation:
        -----------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

     D. Gender:
        ------

          Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E. Effect on Other Bank Benefit Plans:
        ----------------------------------

          Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F. Headings:
        --------

          Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

     G. Applicable Law:
        --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.


     H. 12 U.S.C.S1828(k):
        -----------------

          Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) or any regulations promulgated thereunder.

     I. Partial Invalidity:
        ------------------

          If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

     J. Not a Contract of Employment:
        ----------------------------

          This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment.



XI.  ERISA PROVISIONS

     A. Named Fiduciary and Plan Administrator:
        --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be the Executive Committee of the board of directors of the Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, it shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary and Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B. Claims Procedure and Arbitration:
        --------------------------------

          In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive and such claimant feels he or she is entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimant if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

          If a claimant desires a second review he or she shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimant may review this Executive Plan or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then seek counsel from the Board of Directors of the Bank or its successor Board who will review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If a claimant continues to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

          The named Fiduciary and Plan Administrator and the Executive agree that in the event an arbitrator is engaged to settle a dispute related to this Agreement the unsuccessful party shall be solely responsible for both parties expenses related to the arbitration process.

XIII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW,
      -------------------------------------------------------------------------
      RULES OR REGULATIONS
      --------------------

          The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph VIII), this paragraph shall become null and void effective immediately upon said Change of Control.

XIV. DEATH OF THE EXECUTIVE
     ----------------------

          Notwithstanding anything herein to the contrary, this Agreement shall terminate upon the death of the Executive or his wife, whichever occurs later.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first date set forth hereinabove, and that, upon execution, each has received a conforming copy.

                                                WILBER NATIONAL BANK
                                                Oneonta, New York


/s/ Robert W. Moyer                             By:/s/ Brian R. Wright
-----------------------                         --------------------------------
Witness                                         Title:  Chairman



/s/ Joseph E. Sutaris                           /s/ Alfred S. Whittet
-----------------------                         --------------------------------
Witness                                         Executive